                                                                  RULE 424(B)(3)
                                               REGISTRATION STATEMENT 333-136471

                              PROSPECTUS SUPPLEMENT

                            DATED SEPTEMBER 25, 2007

                                       TO

                        PROSPECTUS DATED NOVEMBER 6, 2006

                     ---------------------------------------

                                   SWMX, INC.

                     ---------------------------------------

      This Prospectus  Supplement,  dated September 25, 2007 (the "Supplement"), supplements  that  certain  Prospectus  dated  November  6, 2006 (the  "Original
Prospectus"),  as  supplemented  by those  certain  Prospect  Supplements  dated
January 11, 2007, February 13, 2007, March 30, 2007, July 2, 2007, July 13, 2007
and July 23, 2007 (together with the Original Prospectus, the "Prospectus"), and should be read in conjunction with the Prospectus.

                              SELLING SHAREHOLDERS

      The  following  updates  the table  under the  section  entitled  "Selling
Shareholders"  of the  Prospectus,  to account for sales and transfers of shares listed in such table that SWMX,  Inc. is aware of since the original date of the
Prospectus. Such transactions are as follows:

         o  on September 14, 2007, Robert H. Friedman transferred by gift 94,000
            shares  of  common  stock  of  SWMX,  Inc.  to  Rutgers   University
            Foundation; and

         o  from June 13, 2007 through  September 5, 2007,  Clark  Schubach sold
            230,000 shares of common stock of SWMX,  Inc. in accordance with the
            Prospectus' Plan of Distribution; and

         o  from July 11, 2007  through  September  20,  2007,  Dream Trust sold
            374,000 shares of common stock of SWMX,  Inc. in accordance with the
            Prospectus' Plan of Distribution.

      The  table,  therefore,  is  amended  as  follows  in order to update  the holdings of Rutgers University  Foundation,  Robert H. Friedman,  Clark Schubach
and Dream Trust:

                                                                                         Number of
                                                                                      Shares/Percentage
                                                                                       of Class to Be
                                          Number of Shares                               Owned After
                                           Owned Prior to        Number of Shares     Completion of the
Name                                        the Offering           to be Offered          Offering
---------------------------------------  --------------------  -------------------  ----------------------
Rutgers University Foundation (1)..            94,000                 94,000                0/0%

                                                                                         Number of
                                                                                      Shares/Percentage
                                                                                       of Class to Be
                                          Number of Shares                               Owned After
                                           Owned Prior to        Number of Shares     Completion of the
Name                                        the Offering           to be Offered          Offering
---------------------------------------  --------------------  -------------------  ----------------------
Robert H. Friedman.................           500,000                500,000                0/0%
Clark Schubach.....................           720,000                720,000                0/0%
Dream Trust........................         9,126,000              9,126,000                0/0%

      (1)         James J.  Dawson,  the Vice  President  of Rutgers  University
                  Foundation,  has voting and dispositive  power over the shares of common stock held by Rutgers University Foundation.

      All  provisions  of  the  Prospectus  not  specifically  amended  by  this
Supplement remain in full force and effect.

      Please insert this  Supplement  into your  Prospectus and retain both this
Supplement and the Prospectus for future reference. If you would like to receive a copy of the Prospectus please write to SWMX,  Inc.'s Corporate  Secretary at 1
Bridge Street, Irvington, New York 10533 or call (914) 406-8400.